Exhibit 99.1

MCEWEN MINING: A Warm Welcome & 2021 Production Guidance

TORONTO, February 2, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to extend a warm welcome to all our new shareholders, provide production guidance for 2021 of an expected 141,000 to 160,400 gold equivalent ounces (GEOs)(1), and discuss one of our most valuable yet under-appreciated assets, the Los Azules copper project. Beyond the potential of our gold and silver assets, Los Azules provides MUX with large indirect exposure to the growth of the electric vehicle market, renewable energy and the continuing urbanization of Asia.

“I wish to extend a warm welcome to all of our new shareholders. Some of you may not be familiar with our 100%-owned Los Azules project. According to a study (Preliminary Economic Assessment published in 2017(2)), it has the potential to generate strong returns at a $3.00/lb copper price. Here are some of the highlights: a 36-year mine life; Capex of $2.4 Billion, a payback in 3.6 years; and annual production in the first 13 years of 410 Million lbs of copper at a cost of $1.14/lb. You may be interested to learn that in terms of value, using today’s metal prices of gold at $1,834/oz, silver at $26.17/oz and copper at $3.51/lb, that approximately 522 lbs of copper are equal to 1 oz of gold or 70 oz of silver, and 7.5 lbs of copper are equal to 1 oz of silver.

Los Azules does not have reserves, but it has Indicated and Inferred resources of:

		Average Grade				Contained Metal
	Tonnes					Cu lbs	Au oz	Mo lbs	Ag oz
	(Millions)	Cu %	Au g/t	Mo %	Ag g/t	Billions	Millions	Millions	Millions
Indicated	962	0.48	0.06	0.003	1.8	10.2	1.7	57.3	55.7
Inferred	2,666	0.33	0.04	0.003	1.6	19.3	3.8	194.0	135.4

Cu = copper, Au = gold, Mo = molybdenum, Ag = silver

General Motors recently announced that it will be aggressively shifting to electric vehicles, producing 30 new electric models within 4 years, and producing only electric vehicles by 2035, which may be followed by the other auto manufacturers and create an increased demand for copper and other metals.

Plans for Los Azules

We are concurrently working on two alternatives to fund the advancement and development of Los Azules. One alternative is to joint venture with a senior industry player to bring the project into production. The other alternative is to spin out Los Azules into a separate company and raise funds for it to aggressively advance the project towards a production decision. With the increasing copper price, we have received a heightened level of interest in Los Azules from major mining companies.

Production Guidance

We are forecasting our 2021 gold equivalent production to be in the range of 141,000 to 160,400 gold equivalent ounces (GEOs) using a gold:silver ratio of 75:1. These production levels represent a 21% to 38% improvement over 2020. The table below provides the forecast production by mine site.

Operations Status

The turnaround at our operations is the result of new leadership in our senior executive and operations teams. At our Fox Complex in Timmins, we have a well-funded exploration program underway following on our successful exploration results from 2018-2020. Also, we are completing the access ramp to the Froome deposit in late Q1 and expect to reach commercial production in Q4.

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In Mexico, we have recently announced the Feasibility Study for the Fenix(3) gold-silver project, which at $1,800/oz gold and $25/oz silver generates a 51% After-Tax IRR, $90.8 million NPV@8% and a 2.9 years payback, with average annual production of 26,000 (4) oz gold in Phase 1 and 4,200,000 (5) oz silver equivalent in Phase 2.

In Argentina, our San José Mine is a high-grade silver and gold producer with a large property package that nearly encircles Newmont’s rich Cerro Negro mine,” commented Rob McEwen, Chairman and Chief Owner.

2021 Production Guidance

2021 Guidance Range
Total Production
Gold (oz)	110,500 – 127,900
Silver (oz)	2,300,000 – 2,450,000
GEOs(1)	141,000 – 160,400
San José Mine, Argentina (49%)(6)
Gold (oz)	41,500 – 44,500
Silver (oz)	2,300,000 – 2,450,000
GEOs(1)	72,000 – 77,000
Gold Bar Mine, Nevada
GEOs(1)	37,000 – 45,000
Black Fox Mine, Canada
GEOs(1)	27,500 – 32,500
El Gallo Mine, Mexico
GEOs(1)	4,500 – 5,900

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on an assumed gold to silver price ratio of 75:1.
(2)	Download the Los Azules PEA (2017) report here: https://s21.q4cdn.com/390685383/files/technical_reports/los_azules/LosAzulesPEA_Rev0_20171016.pdf
(3)	Refer to our news release dated December 31, 2020 for details.
(4)	Estimated 26,000 oz Au per annum production assumes full production from years 1 to 5.
(5)	All references to silver equivalent are based on an 88 Ag oz to 1 Au oz ratio. For Phase 1 silver accounts for 2% of total production. For Phase 2 gold accounts for approximately 9% of total production. Average annual AgEq production is from years 5 to 9.5.
(6)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

Technical Information

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

The technical information in this news release related to resource estimates has been reviewed and approved by Luke Willis, P.Geo., McEwen Mining’s Director of Resource Modelling and Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining presently prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards permitted in reports filed with the SEC under Industry Guide 7 (“Guide 7”). Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC under Guide 7. The estimation of measured and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

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Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, under Guide 7, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under Guide 7, the tonnage and average grade described herein would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:

Investor Relations:	Website: www.mcewenmining.com	150 King Street West
(866)-441-0690 Toll Free		Suite 2800, P.O. Box 24
(647)-258-0395	Facebook: facebook.com/mcewenmining	Toronto, ON, Canada
	Facebook: facebook.com/mcewenrob	M5H 1J9
Mihaela Iancu ext. 320
Twitter: twitter.com/mcewenmining
info@mcewenmining.com	Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

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